UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 10, 2014

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On November 10, 2014, Ashford Hospitality Prime, Inc. ("Ashford Prime" or the “Company”) announced that it has successfully refinanced its Aareal Capital mortgage loan, which had an existing outstanding balance of $196 million and a final maturity date in February 2018.

The loan has been refinanced with a new $198 million non-recourse mortgage loan from the same lender with a five-year initial term and two one-year extension options, subject to the satisfaction of certain conditions. The new loan provides for a floating interest rate of LIBOR + 2.65%. The mortgage loan remains secured by the same two hotels: the Capital Hilton in Washington, DC and Hilton La Jolla Torrey Pines in La Jolla, CA. Ashford Prime has a 75% ownership interest in the properties, with Hilton holding the remaining 25%.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number        Description

99.1	Press release of the Company announcing the refinancing of its Aareal Capital mortgage loan, dated November 10, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2014

ASHFORD HOSPITALITY PRIME, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel